SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): ___February 20, 2004__

                   American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                                  000-20685                 88-0344658
       (State or other jurisdiction                                                           (Commission                                                           (I.R.S. Employer
         of incorporation)                                                                       File Number)                                                           Identification No.)

   675 Grier Drive, Las Vegas, Nevada                89119
(Address of principal executive offices)                                                                                                                             (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Item 1. Changes In Control Of Registrant

None

Item 2. Acquisition Or Disposition Of Assets

None

Item 3. Bankruptcy Or Receivership

On February 20, 2004, American Wagering, Inc. (the "Company") and its wholly owed subsidiary Leroy’s Horse and Sports Place, Inc. (collectively, the "Debtors") filed a Plan of Reorganization (the "Plan") and related Disclosure Statement (the "Disclosure Statement") with the United States Bankruptcy Court for the District of Nevada, Northern Division, in Reno, Nevada (the "Bankruptcy Court"). A copy the proposed Disclosure Statement (which includes a copy of the proposed Plan) is attached hereto as Exhibit 2.1. Also, attached hereto as Exhibit 2.2 is the final form of the Settlement Agreement with LVGI (a part of the Plan) as the proposed Disclosure Statement and Plan contained only an unexecuted version as a sample.

Bankruptcy law does not permit solicitations of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as reasonably practicable in light of the nature and history of the debtor and the condition of the Company’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, not should it be construed as, a solicitation for a vote of the Plan. Debtors will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

Item 4. Changes In Registrant's Certifying Accountant

None

Item 5. Other Events and Regulation FD Disclosure

None

Item 6. Resignations Of Directors And Executive Officers

None

Item 7. Financial Statements & Exhibits

(a)        Financial statements.
                          2.1         Proposed Disclosure Statement (which includes the Plan)
                          2.2         Executed Settlement Agreement with LVGI

(b)        Exhibits.
                         None

Item 8. Change In Fiscal Year

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2004.

                                                                                                                AMERICAN WAGERING, INC.

                                        By: /s/ Timothy F. Lockinger
                                        Name: Timothy F. Lockinger
                                        Title: Chief Financial Officer
                                        Principal Accounting Officer

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